XPO LOGISTICS EUROPE 115-123, avenue Charles de Gaulle 92200 Neuilly-sur -seine xpo.com Page 1 of 3 Private & Confidential  Richard Cawston  4 Collinridge View  Walesby Newark  NG22 9QJ    Neuilly‐sur‐Seine   12 July 2021    Ref: XPO Logistics Europe Offer Letter – President, Europe    Dear Richard,    As you know, XPO is planning to spin‐off 100% of its logistics segment (“GXO”) as a separate publicly  traded company (the “Spinoff”). Subject to and contingent on the occurrence of the Spinoff and your  acceptance  of  this  opportunity,  you will  hold  the  position of President,  Europe of GXO  as of  the  effective date of  the Spinoff.  If  the Spinoff does not occur, you will  remain  in your existing role of  President, Supply Chain Europe, subject to your existing terms and conditions of employment, and you  will have no  entitlement  to  receive  any  remuneration or benefits  referred  to  in  this  letter or  the  attached Service Agreement.    This offer letter contains a summary of the key terms of such employment.  The full terms of the offer  are set forth in a service agreement between XPO Supply Chain UK Limited (“the Employer”) and you  (the "Service Agreement") (a copy of which  is attached to this offer  letter), the terms of which you  agree to enter into in consideration of the benefits set out in this offer letter.  For the avoidance of  doubt, if you do not return a signed copy of both this offer letter and the Service Agreement within  seven days of the same being sent to you, then this offer and the terms of the Service Agreement will  lapse except as otherwise mutually agreed between the parties.      The key terms of your offer are as follows (“Company” refers to GXO):     Your  initial  annual  base  salary  (ABS)  will  be  £310,000  per  annum,  gross  of  any  statutory  deductions. Your base salary will be reviewed from time to time as part of the Employer’s annual  merit salary review process.     Your position will initially be located in the Company’s London office – 8th Floor, Gridiron Building,  One Pancras  Square,  London, N1C 4AG. You will be  required  to  travel both within  the United  Kingdom and Ireland and other territories in which the Company operates.     Details of your entitlement to termination notice will be included in your Service Agreement.     Annual Incentive: You will be eligible to participate in the Company's Annual Incentive Plan (“AIP”),  subject to the terms and conditions of the AIP as may be in effect from time to time. Your target  incentive will  initially be 100% of your base salary. You will have the opportunity to earn 0% to  200% of your target  incentive based on the aggregate  level of achievement of the performance  goals outlined in the applicable incentive plan.    Performance goals under the AIP will be determined annually by the Compensation Committee of  the Company’s Board of Directors  (the  "Compensation Committee") or  its delegate  in  its  sole  discretion.  The Compensation Committee shall have discretion to amend such goals as it sees fit.

XPO LOGISTICS EUROPE 115-123, avenue Charles de Gaulle 92200 Neuilly-sur -seine xpo.com Page 2 of 3   Your AIP award will not be pro‐rated for the year in which the Spinoff takes place.    You have no contractual entitlement to an AIP award.  The AIP is discretionary and may be modified  or withdrawn at the Company's sole discretion.     Incentive Grant:  On June 7, 2021 the Company awarded you an initial long‐term stock incentive  award (the “Incentive Grant”) in the form of 75,000 stock options relating to XPO common stock  which will vest in increments over five years following the grant date, subject to: (i) the occurrence  of the Spinoff by March 31, 2022 and (ii) your continuous employment with the Company through  the fifth anniversary of the grant date; if either of these vesting conditions is not satisfied, then  any unvested portion of the Incentive Grant shall be forfeited.  In connection with the Spinoff, it is  expected that the Incentive Grant will be converted into an award relating to GXO common stock.      Long‐term  Incentive:    You  will  be  eligible  for  a  long‐term  incentive  award  for  the  2021  performance year with a target value of $600,000, 70% ($420,000) of which will be awarded  in  performance‐based restricted stock units and 30% ($180,000) of which will be awarded in time‐ based restricted stock units, subject to the terms of and conditions set forth in the Omnibus Plan  and the applicable award agreement.  Any such award, including your eligibility for the same, will  be  contingent  upon  the  approval of,  and  subject  to  the  sole  discretion of,  the Compensation  Committee or its delegate.  If approved, these awards will be granted to you following the end of  the 2021 performance year, subject to your continued employment on the applicable grant dates.   For performance years after 2021, the grant date value of any annual long‐term incentive awards  to be granted to you will be determined by the Compensation Committee or  its delegate,  in  its  discretion.      Your eligibility for, as well as the amount or components of payment of, any annual and/ or long‐ term  incentive awards will be  reflective of your  individual performance and contributions,  the  Company and/or business unit performance, as applicable, and the scope and expectations of your  position/role  in  the  Company  and/or  your  business  unit  as  determined  by  the  Compensation  Committee in their sole discretion. You expressly acknowledge and agree that any annual and long‐ term incentives are subject to change at the sole discretion of the Company    For the avoidance of any doubt, in the event that, as at the payment or vesting date in respect of  all or any part of any incentive awarded to you in accordance with the terms of this letter, you are  no  longer  employed  by  the  Company,  or  you  are  otherwise  under  notice  of  termination  of  employment (excluding non‐fault termination), you shall have no entitlement  in respect of such  award.     You will be eligible to participate in the Company car arrangements applicable to your grade at the  Employer. As a reference, a car allowance is currently set at £863.33/month for your grade. Further  details will be provided through your Service Agreement.     You will be covered by the Company’s personal accident and travel insurance scheme. These are  insured benefits and are subject to restrictions imposed by the insurers.     You will be eligible to receive a pension allowance of 10.15% of your annual base salary should you  decide to opt out of the pension scheme.     Other terms and conditions will be outlined in your Service Agreement (i.e., healthcare insurance  for you and your family and pension arrangements).